Exhibit 10.2

April 8, 2024

Holder of Warrants to Purchase Common Stock issued in October 2023

Re: Amendment to Existing Warrant

Dear Holder:

Reference is hereby made to the concurrent public offering on or about the date hereof (the “Offering”) by Longeveron Inc. (the “Company”) of its securities (collectively, the “Securities”).

This letter confirms that, in consideration for the Holder’s participation in the Offering and purchase of Securities in the Offering (the “Purchase Commitment”) and the payment of $60,606.25 (the “Cash Consideration”), the Company hereby amends, effective as of the closing of the Offering, the Holder’s existing warrants to purchase up to (i)(a) 242,425 shares of common stock at an exercise price of $16.50 per share, issued on October 13, 2023 and expiring on April 13, 2029 (the “Series A Warrants”) and (b) 242,425 shares of common stock at an exercise price of $16.50 per share, issued on October 13, 2023 and expiring on April 14, 2025 (the “Series B Warrants” and together with the Series A Warrants, the “Existing Warrants”), between the Company and the Holder named therein by reducing the Exercise Price (as defined therein) of the Existing Warrants to $2.35 per share (the “Warrant Amendment”) and (ii) amending the expiration date of the Series A Warrants to five and one-half (5.5) years and the Series B Warrants to eighteen (18) months following the closing of the Offering. The Warrant Amendment shall be effective upon the closing the Offering and the satisfaction of the other terms and conditions referenced below.

The Warrant Amendment is subject to the consummation of the Offering, the payment of the Cash Consideration by the Holder and the Holder’s satisfaction of the Purchase Commitment. In the event that either (i) the Offering is not consummated, or (ii) the Holder does not satisfy the Purchase Commitment or pay the Cash Consideration, the Warrant Amendment shall be null and void, and the provisions of the Existing Warrants in effect prior to the date hereof shall remain in effect.

Except as expressly set forth herein, the terms and provisions of the Existing Warrants shall remain in full force and effect after the execution of this letter and shall not in any way be changed, modified or superseded except by the terms set forth herein.

From and after the effectiveness of the Warrant Amendment, the Company agrees to promptly deliver to the Holder, upon request, amended Existing Warrants that reflects the Warrant Amendment in exchange for the surrender for cancellation of the Holder’s Existing Warrants to be amended as provided herein. For any registered Existing Warrants or if the shares of Common Stock underlying the Existing Warrants are registered for resale on a registration statement, the Company shall file a prospectus supplement to the applicable registration statement in connection with the amendments hereunder by the closing of the Offering.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

LONGEVERON Inc.

By:
Name:
Title:

Name of Holder: _______________________________________________________________

Signature of Authorized Signatory of Holder: ________________________________________

Name of Authorized Signatory: ___________________________________________________

[SIGNATURE PAGE TO WARRANT AMENDMENT AGREEMENT]